Exhibit 32.2
RAVEN INDUSTRIES, INC.
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
The undersigned, Thomas Iacarella, the Vice President and Chief Financial Officer of Raven Industries, Inc., has executed this Certification in connection with the filing with the Securities and Exchange Commission of Raven Industries, Inc.’s Annual Report on Form 10-Q for the fiscal quarter ended July 31, 2010 (the “Report”).
The undersigned hereby certifies, to his knowledge, that:
•	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Raven Industries, Inc.
IN WITNESS WHEREOF, the undersigned has executed this Certification as of the 2nd day of September 2010.

/s/ Thomas Iacarella
Thomas Iacarella
Vice President and Chief Financial Officer